UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	BASX*	The OTCQX Best Market*
* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 11, 2020, Basic Energy Services, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) to report that the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Ascribe Investments III LLC, a Delaware limited liability company (“Ascribe”), NexTier Holding Co., a Delaware corporation (“Seller”) and C&J Well Services, Inc., a Delaware corporation, and wholly-owned subsidiary of Seller (“CJWS”). Pursuant to the Purchase Agreement, among other things, (i) Seller transferred and delivered to the Company and the Company purchased and acquired from Seller, all of the issued and outstanding shares of capital stock of CJWS held by Seller (the “Stock Purchase”), such that CJWS became a wholly-owned subsidiary of the Company; (ii) as a portion of the consideration for the Stock Purchase, Ascribe, on behalf of the Company, conveyed to Seller certain 10.75% senior secured notes due October 2023, issued by the Company to Ascribe in an aggregate amount equal to $34,350,000 (the “Senior Notes”); and (iii) Ascribe entered into an Exchange Agreement, dated March 9, 2020, with the Company (the “Exchange Agreement”) pursuant to which, among other things, Ascribe exchanged the Senior Notes for (a) 118,805 shares of newly issued common stock equivalent preferred stock, par value $0.01 per share, of the Company and (b) an amount in cash approximately equal to $1,466,793 (the “Exchange Transaction” and, together with the Stock Purchase and the other transactions contemplated by the Purchase Agreement, the “Transaction”). Prior to the Transaction, Ascribe and its affiliates were the holders of approximately 14.65% of the common stock of the Company and were the holders of the Senior Notes.
This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Original 8-K to include the below information regarding the filing of financial statements with respect to the Transaction. No other modifications to the Original 8-K are being made by this Amendment. This Amendment should be read in connection with the Original 8-K.
Item 8.01. Other Events.
On March 11, 2020, the Company filed the Original 8-K to report the March 9, 2020 completion of the Transaction between the Company, Ascribe, Seller and CJWS. The Company stated in the Original 8-K that financial statements required by Item 9.01(a) and pro forma financial information required by 9.01(b) with respect to the Transaction would be filed by an amendment to the Original 8-K no later than 71 days after the filing of the Original 8-K. Subsequent to the filing of the Original 8-K and upon further analysis, the Company determined that the Transaction is not significant as defined in the tests of significance under Rule 3-05 of Regulation S-X, and thus the Company is not required to file any financial statements with respect to the Transaction as previously reported by Item 9.01 of the Original 8-K. Accordingly, the Company hereby amends the Original 8-K filed on March 11, 2020 to eliminate references to the subsequent filing of financial statements and pro forma financial information with respect to the Transaction.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
As a result of the Company’s determination that the Transaction is not significant, the Company is not required to file any financial statements with respect to the Transaction as previously reported by Item 9.01(a) of the Original 8-K.
(b) Pro Forma Financial Information
As a result of the Company’s determination that the Transaction is not significant, the Company is not required to file herewith any pro forma financial information with respect to the Transaction as previously reported by Item 9.01(b) of the Original 8-K. The Company plans to file pro forma financial information as required by Accounting Standards Codification Topic - 805 - Business Combinations in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 18, 2020	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)